UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):   March 26, 2013

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(714) 545-3288

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2013, the Board of Directors (the “Board”) of CNS Response, Inc. (the “Company”) appointed its director Thomas T. Tierney to the position of Chairman of the Board. The Board approved an amendment of the Company’s 2012 Omnibus Incentive Compensation Plan (the “2012 Plan”) to increase the shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), authorized for issuance under the 2012 Plan from 5,500,000 shares to 15,000,000 shares and granted Mr. Tierney, in connection with such appointment, options to purchase 250,000 shares of Common Stock at an exercise price of $0.25 per share. The options vest evenly over 36 months starting from the date of grant. The 2012 Plan was approved by the Board on March 22, 2012, and amended by the Board on December 10, 2012 to increase the shares under the plan from 333,334 shares to 5,500,000 shares, but remains subject to stockholder approval. The grant to Mr. Tierney therefore also remains subject to approval of the 2012 Plan, as amended, by the Company’s stockholders. Absent stockholder approval of the 2012 Plan, as amended, these options will be cancelled.

Item 8.01	Other Events.

At its meeting on March 26, 2013, the Board fixed May 23, 2013 as the date for the 2013 annual meeting of stockholders for the Company and April 23, 2013 as the record date for such annual meeting. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proposals for inclusion in the Company’s proxy statement for the 2013 annual meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials. The Company expects to print and send its proxy materials on or about April 26, 2013. Any stockholder submitted proposal must be received by the Company no later than April 15, 2013.

The Board furthermore approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) that would increase the number of shares of Common Stock authorized for issuance under the Charter from 100,000,000 to 150,000,000, and would also create a new series of preferred stock, par value $0.001 per share, and that would authorize 15,000,000 shares of such preferred stock for issuance under the Charter. This amendment is subject to approval by the Company’s stockholders at the 2013 annual meeting.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
April 1, 2013		Paul Buck
Chief Financial Officer